Exhibit 99.1

Transmeridian Exploration Incorporated and Transmeridian Exploration Inc. Extend

Consent Payment Deadline and Expiration Time

for 12% Senior Secured Notes Due 2010

HOUSTON, Sept. 10, 2008 (GLOBE NEWSWIRE) — Transmeridian Exploration Incorporated (AMEX:TMY) (“Transmeridian”) and its wholly-owned subsidiary Transmeridian Exploration Inc. (“TMEI”) today announced that they have extended the consent payment deadline and expiration time with respect to their exchange offer and concurrent solicitation of consents to amend the indenture governing TMEI’s 12% Senior Secured Notes due 2010 (the “Existing Notes”) (CUSIP Nos.: 89376NAC2, 89376NAA6, 89376NAB4, U87289AB7) and related security documents. The consent payment deadline, which was 5:00 p.m., New York City time, on September 10, 2008, will be extended to 5:00 p.m., New York City time, on September 17, 2008, unless further extended. The expiration time for the exchange offer, which was 12:00 midnight, New York City time, on September 15, 2008, will be extended to 12:00 midnight, New York City time, on October 1, 2008, unless further extended.

All other material terms of the consent solicitation and the related exchange offer remain unchanged. Holders who have already properly tendered their Existing Notes and delivered their consents do not need to retender or deliver new consents. Consents (whether previously or hereafter delivered) may only be revoked in the manner described in the Offering Memorandum and Consent Solicitation Statement, dated July 23, 2008.

Transmeridian and TMEI also announced that as of 5:00 p.m. (EDT), September 10, 2008, holders of an aggregate $30,146,000 principal amount of the Existing Notes have tendered their Existing Notes and delivered their consents to the proposed amendments to the indenture governing the Existing Notes and related security documents.

This press release is not a solicitation of consents, and is not an offer to sell any new notes (the “New Notes”) to be issued by TMEI in the exchange offer for Existing Notes or an offer to exchange New Notes for Existing Notes, and is not a solicitation of an offer to sell Existing Notes or to exchange Existing Notes for New Notes. The consent solicitation and exchange offer are being made solely by the Offering Memorandum and Consent Solicitation Statement, dated July 23, 2008, and related documents, which set forth the complete terms of the consent solicitation and the exchange offer. Only holders of Existing Notes who have completed and returned a certification are authorized to receive or review the Offering Memorandum and Consent Solicitation Statement or to participate in the consent solicitation and exchange offer. The New Notes will not be offered pursuant to an effective registration statement. Therefore, the New Notes may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

About Transmeridian Exploration Incorporated

Transmeridian is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. Transmeridian primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian currently has projects in Kazakhstan and southern Russia; its main asset is a 100% interest in the South Alibek field in western Kazakhstan.

For more information please contact the following:

Earl W. McNiel, CFO	Phone: (713) 458-1100
5847 San Felipe, Suite 4300	Fax: (713) 781-6593
Houston, Texas 77057	E-mail: tmei@tmei.com
Website: www.tmei.com

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and other filings with the SEC. Although Transmeridian believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by Transmeridian or any other person that the objectives and plans of Transmeridian will be achieved.

CONTACT:	Transmeridian Exploration Incorporated
Earl W. McNiel, CFO
(713) 458-1100
Fax: (713) 781-6593
tmei@tmei.com

Source: GlobeNewswire (September 10, 2008 – 6:46 PM EDT)